Exhibit 5.1



                                               October  18, 1996




MTR Gaming Group, Inc.
1461 Glenneyre Street, Suite F
Laguna Beach, CA   92651

                  Re:      MTR Gaming Group, Inc.
                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

                  You have requested our opinion with respect to the public offering and sale by certain selling stockholders (the "Selling Stockholders") of MTR Gaming Group, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") of up to 5,833,016 shares of the Company's common stock, $.00001 par value per share (the "Common Stock") as described in the Registration Statement. Of the 5,833,016 shares of Common Stock, (i) 4,113,897 shares are outstanding and held by the Selling Stockholders (the "Outstanding Common Shares"), (ii) 878,250 shares (the "Warrant Shares") are issuable upon exercise of certain warrants held by the Selling Stockholders (the "Warrants"), and (iii) 840,869 shares (the "Option Shares") are issuable upon the exercise of certain options held by the Selling Stockholders (the "Options").

                  In connection with this opinion we have examined the Company's restated Certificate of Incorporation, as amended; the Company's By-laws, as amended; records of applicable corporate proceedings of the Company; and such other documents as we have deemed necessary as a basis for the opinion herein expressed. With respect to such examination we have assumed the legal capacity to sign and the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. With respect to factual matters relevant to such opinion, we have relied, without independent verification thereof, upon representations, oral and written, of appropriate


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executive  officers,  directors  and  responsible  employees  and  agents of the
Company.

                  Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

                  1. The Outstanding Common Shares are legally and validly issued, fully paid, and non-assessable.

                  2. When issued and paid for in accordance with the Warrants, the Warrant Shares will be legally and validly issued, fully paid and non-assessable.

                  3. When issued and paid for in accordance with the Options, the Option Shares will be legally and validly issued, fully paid and non-assessable.

                  We consent to the use of our name in the Registration Statement and the related Prospectus under the caption "Legal Matters", and we consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                                     Very truly yours,


                                                     /s/ROSS & HARDIES
                                                     ROSS & HARDIES

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